UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2004



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                          (State or other jurisdiction
                               of incorporation or
                                  organization)

                  1-12935                                  20-0467835
          (Commission File Number)                      (I.R.S. Employer
                                                       Identification No.)


            5100 Tennyson Parkway
                 Suite 3000
                Plano, Texas                                  75024
       (Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code:        (972)673-2000

Item 5.           Other Events.
                  ------------

     On June 3, 2004, Denbury Resources Inc. ("Denbury") issued a press release, attached as Exhibit 99.1, announcing the resignation of William S. Price, III and Carrie A. Wheeler as directors of Denbury, both principals with the Texas Pacific Group, and after consideration and recommendation by the Nominating Committee, the appointment by the Board of Directors of Donald D. Wolf to serve as a director of Denbury until the next annual meeting of the shareholders, thus filling one of the vacancies created by such resignations.

     Mr. Wolf is the Chairman and Chief Executive Officer of Westport Resources Corporation ("Westport") of Denver, Colorado. Under his leadership, Westport, an independent oil and gas exploration and production company, grew in enterprise value from $100 million in 1996 to $3.4 billion when Kerr-McGee and Westport announced their intention to merge in April 2004. From 1994 to 1996, Mr. Wolf was President and Chief Operating Officer of UMC Corporation, and from 1981 to 1993, he was CEO and President of General Atlantic Resources. Mr. Wolf also serves on the boards of MarkWest Hydrocarbons, Inc. and Aspect Resources LLC.

Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

     (c)  Exhibits.  The  following  exhibits are filed with this report on Form
8-K:

     Exhibit No.                      Exhibit Description

         99.1 Press Release Regarding Appointment of Donald D. Wolf as a director of Denbury.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2004


                             Denbury Resources Inc.
                                  (Registrant)


                             By:   /s/ Phil Rykhoek
                                   ---------------------------------------------
                                   Sr. Vice President and CFO